Exhibit 99.2

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Summary of the Transactions

Warner Bros. Discovery Inc. Acquisition

On February 27, 2026, Paramount Skydance Corporation (“Paramount,” or the “Company,”) and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of Paramount (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with the terms, the “WBD Merger Agreement”) with Warner Bros. Discovery, Inc. a Delaware corporation (“WBD”), pursuant to which and subject to the terms and conditions therein, Merger Sub will merge with and into WBD, with WBD surviving as a wholly owned subsidiary of Paramount (the “Acquisition”).

The Acquisition is expected to be accounted for as a business combination under ASC 805, Business Combinations, with the Company identified as the accounting acquirer. In identifying the Company as the accounting acquirer, management considered the structure of the Acquisition and other actions contemplated by the WBD Merger Agreement, relative outstanding voting and equity interests, and the composition of the post-Acquisition board of directors. No single factor was the sole determinant in the overall conclusion that Paramount is the accounting acquirer; rather all factors were considered in arriving at such conclusion.

At the effective time of the Acquisition (“the Effective Time”), each share of WBD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock to be cancelled for no consideration in accordance with the WBD Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $31.00, without interest, plus, if applicable, the Ticking Consideration (collectively, the “Merger Consideration”). The “Ticking Consideration” will be an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after September 30, 2026 to and including the closing date of the Acquisition (which for the avoidance of doubt, will not exceed $0.25 per 90 calendar day period). Total cash consideration payable to WBD common stockholders is estimated at $77.7 billion, calculated based on WBD Common Stock outstanding as of April 23, 2026, excluding any applicable Ticking Consideration as the Company assumes for the purposes of these pro forma financial statements that the transaction will close prior to September 30, 2026, and any cash payable with respect to equity awards as described under “—Treatment of Equity Awards” below.

Treatment of Equity Awards

Stock Options

At the Effective Time:

•	Each stock option outstanding to purchase shares of WBD Common Stock granted under any WBD stock plan that is (x) vested as of the Effective Time or (y) held by a former employee or service provider of WBD, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess if any, of the Merger Consideration over the per share exercise price for such vested stock option by (ii) the total number of shares of WBD Common Stock subject to such vested stock option.

•	Each stock option (whether vested or unvested) with an exercise price equal to or in excess of the Merger Consideration will be cancelled without consideration.

•	Each unvested stock option with an exercise price below the Merger Consideration will be assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price for such unvested stock option by (ii) the total number of shares of WBD Common Stock subject to such unvested stock option immediately prior to the Effective Time, and will remain subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested stock option immediately prior to the Effective Time.

Restricted Stock Units (“RSUs”), including Performance-Based RSUs (“PRSUs”)

At the Effective Time:

•	Each WBD RSU that is vested in accordance with its terms or that is held by a non-employee member of the board of directors of WBD as of the Effective Time will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such vested WBD RSU, with the number of shares of WBD Common Stock subject to such vested WBD RSU granted with performance-based vesting conditions determined as described below.

•	Each WBD RSU that is outstanding immediately prior to the Effective Time and that is not a vested WBD RSU, will be assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such unvested WBD RSU immediately prior to the Effective Time, and remaining subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested WBD RSU immediately prior to the Effective Time.

•	The total number of unvested WBD RSUs with performance-based vesting conditions expected to vest will be determined by assuming (i) in respect of such unvested WBD RSUs for which the applicable performance period has been completed prior to the Effective Time, actual performance, and (ii) in respect of such unvested WBD RSUs for which the applicable performance period has not been completed prior to the Effective Time, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the Effective Time, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

Deferred and Notional Equity Units

At the Effective Time:

•	Each deferred stock unit (“DSU”) that is outstanding immediately prior to the Effective Time will be assumed by Paramount and automatically converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of WBD Common Stock subject to such DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding DSU immediately prior to the Effective Time.

•	Each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan and WBD’s Supplemental Retirement Plan (each, a “WBD DC Plan”) that is outstanding immediately prior to the Effective Time will be assumed by Paramount and automatically converted into a notional unit with respect to a number of shares of Class B common stock, par value $0.001 per share (“Paramount Class B Common Stock”), of Paramount (a “Paramount Notional Unit”) equal to the product obtained by multiplying (A) the Equity Award Exchange Ratio (as defined below) by (B) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such Paramount Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan. The “Equity Award Exchange Ratio” is determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of Paramount Class B Common Stock for the fifteen consecutive trading days ending on (and including) the trading day that is three trading days prior to the Closing Date.

Financing

The Company expects to utilize a combination of equity financing and committed debt financing to fund the Acquisition. The Company has entered into equity subscription agreements (“Subscription Agreements”) providing for up to $46.7 billion of equity financing from affiliates of The Lawrence J. Ellison Revocable Trust and $250.0 million from RedBird Capital Partners Fund IV (Master), L.P (collectively the “Equity Investors”), pursuant to a private placement of Paramount Class B Common Stock (such private placement format being referred to herein as a private investment in public equity, or “PIPE”, arrangement.

The Equity Investors have assigned their subscription rights thereunder (the “Equity Syndication”) to a group of institutional investors (each, an "Equity Syndication Party"), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations cover the full amount committed by the Equity Investors. At closing, the Company will issue to each Equity Syndication Party a number of newly issued nonvoting shares of Paramount Class B Common Stock (or securities convertible into shares) equal to its allocated amount divided by the Syndication Purchase Price, defined as the 20-trading-day daily volume-weighted average price of Paramount Class B Common Stock determined as of the third business day prior to the closing of the Acquisition, subject to a ceiling of $16.02 per share and a floor of $12.00 per share (the “Syndication Purchase Price”). This syndication does not relieve the Equity Investors of their contractual commitments made to the Company.

Each holder of Paramount Class B Common Stock (excluding any Equity Investor or affiliate thereof) as of a record date to be determined will receive, without payment of any consideration, one 10-year warrant (each, a “Warrant”) for each share held, exercisable at an initial exercise price per share equal to the Syndication Purchase Price and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, the Company may call the Warrants if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period.

In addition, the Company entered into committed debt financing arrangements including, subject to the satisfaction of customary closing conditions, a $54 billion 364-day senior secured bridge term loan facility and $3.5 billion of commitments under a 364-day senior secured revolving credit facility (“Bridge Commitments”), which were reduced to $49.0 billion and zero, respectively, as a result of entering into $5.0 billion of permanent term loan financing and a $5.0 billion revolving credit facility in connection with the Pro Rata Credit Agreement described below. The Pro Rata Credit Agreement provides for (i) $2.5 billion of three-year Term A-1 loans (“Term A-1 Loans”), (ii) $2.5 billion of five-year Term A-2 loans (“Term A-2 Loans”), and (iii) $5.0 billion of five-year revolving credit commitments. The unaudited pro forma condensed combined financial statements included herein assume that Paramount will utilize the full $5 billion provided from the Term A-1 Loans and Term A-2 Loans and will utilize approximately $49.0 billion in funding from the Bridge Commitments, and therefore does not assume the incurrence of any permanent financing, other than the Term A-1 Loans and Term A-2 Loans.

The Company intends to procure permanent financing in lieu of the secured Bridge Commitments in the form of additional secured credit facilities and secured capital markets indebtedness that is expected to be incurred in the form of first lien and second lien indebtedness in the investment grade and non-investment grade markets. Specifically, Paramount intends to commence one or more offerings of senior term loans and/or debt securities to reduce or replace remaining Bridge Commitments (the “Acquisition Financing Transactions”) currently planned to take the form of (i) $39.5 billion of first-lien secured indebtedness (the “New First Lien Secured Debt”) and (ii) $12.4 billion of second-lien secured indebtedness (the “New Second Lien Secured Debt”). The ultimate aggregate principal amount and form of such indebtedness (including the split between New First Lien Secured Debt and New Second Lien Secured Debt), and the terms to which such indebtedness will be subject, is subject to change and market conditions outside of the Company’s control, and the Company can make no assurances that the Acquisition Financing Transactions will be consummated on favorable terms or at all. As such, for purposes of these unaudited pro forma condensed combined financial statements, it is assumed that funding will come from the Bridge Commitments and not from the Acquisition Financing Transactions.

The Company also intends to refinance and terminate WBD’s $5.0 billion accounts receivable securitization program (of which $3.9 billion is utilized as of March 31, 2026) within three months of the closing of the Acquisition. The terms of such refinancing are unknown and therefore have not been reflected within the pro forma financial statements.

In connection with the execution of the WBD Merger Agreement, Paramount paid the termination fee of $2.8 billion (the “Netflix Termination Fee”) due to Netflix, Inc. under the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2026, by and among WBD, Netflix, Inc, Nightingale Sub, Inc., and New Topco 25, which was terminated prior to the execution of the WBD Merger Agreement. The Netflix Termination Fee is reflected in Paramount’s historical balance sheet at March 31, 2026.

The consummation of the Acquisition is subject to customary closing conditions, including receipt of required regulatory approvals, and is not subject to a financing condition. As of the date of this filing, the Acquisition has not been consummated but is considered probable for purposes of these pro forma financial statements.

Exchange Offers and Tender Offers

In connection with the Acquisition, the Company is offering to exchange any and all of the Existing WBD Notes (defined below) for the applicable series of newly issued New PSKY Notes (defined below) (each offer to exchange, an “Exchange Offer” and together, the “Exchange Offers”). The New PSKY Notes will be issued by the Company.

The Existing WBD Notes were issued by Discovery Communications, LLC, a Delaware limited liability company (the “DCL Issuer”), and Discovery Global Holdings, Inc. (formerly WarnerMedia Holdings, Inc.), a Delaware corporation (the “DGH Issuer” and, together with the DCL Issuer, the “Existing WBD Issuers”).

The consideration offered in the Exchange Offers (i) per $1,000 in aggregate principal amount of U.S. dollar-denominated Existing WBD Notes tendered and (ii) per €1,000 in aggregate principal amount of Euro-denominated Existing WBD Notes tendered, in each case, is summarized below:

			Consideration per $/€1,000 principal amount of Existing WBD Notes
Existing WBD Notes to be Exchanged	Issuer of Existing WBD Notes	Aggregate Principal Amount Outstanding	New PSKY Notes Offered and Exchange Consideration
4.125% Senior Notes due 2029	DCL Issuer	$662,268,000	$1,000 in aggregate principal amount of 6.250% Senior Secured Second Lien Notes due 2029
3.625% Senior Notes due 2030	DCL Issuer	$917,517,000	$1,000 in aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2030
5.000% Senior Notes due 2037	DCL Issuer	$454,862,000	$1,000 in aggregate principal amount of 5.000% Senior Secured Second Lien Notes due 2037
6.350% Senior Notes due 2040	DCL Issuer	$443,529,000	$1,000 in aggregate principal amount of 6.350% Senior Secured Second Lien Notes due 2040
4.950% Senior Notes due 2042	DCL Issuer	$130,643,000	$1,000 in aggregate principal amount of 4.95% Senior Secured Second Lien Notes due 2042
4.875% Senior Notes due 2043	DCL Issuer	$142,017,000	$1,000 in aggregate principal amount of 4.875% Senior Secured Second Lien Notes due 2043
5.200% Senior Notes due 2047	DCL Issuer	$4,230,000	$1,000 in aggregate principal amount of 5.200% Senior Secured Second Lien Notes due 2047
5.300% Senior Notes due 2049	DCL Issuer	$248,458,000	$1,000 in aggregate principal amount of 5.300% Senior Secured Second Lien Notes due 2049
4.054% Senior Notes due 2029	DGH Issuer	$1,364,619,000	$1,000 in aggregate principal amount of 6.304% Senior Secured Second Lien Notes due 2029
4.279% Senior Notes due 2032	DGH Issuer	$2,702,229,000	$1,000 in aggregate principal amount of 4.904% Senior Secured Second Lien Notes due 2032
5.050% Senior Notes due 2042	DGH Issuer	$4,121,969,000	$1,000 in aggregate principal amount of 5.050% Senior Secured Second Lien Notes due 2042
5.141% Senior Notes due 2052	DGH Issuer	$953,926,000	$1,000 in aggregate principal amount of 5.141% Senior Secured Second Lien Notes due 2052
4.302% Senior Notes due 2030	DGH Issuer	€244,768,000	€1,000 in aggregate principal amount of 5.802% Senior Secured Second Lien Notes due 2030
4.693% Senior Notes due 2033	DGH Issuer	€329,690,000	€1,000 in aggregate principal amount of 5.068% Senior Secured Second Lien Notes due 2033

Concurrently with the Exchange Offers, the Company is offering to purchase for cash (the “Tender Offers”) any and all of (i) the DCL Issuer’s $1.249 billion aggregate principal amount of 3.950% Senior Notes due 2028 and (ii) the DGH Issuer’s $1.195 billion aggregate principal amount of 3.755% Senior Notes due 2027.

For purposes of these pro forma financial statements, it is assumed that 100% of the $12.8 billion principal amount of Existing WBD Notes subject to the Exchange Offers and $2.4 billion of Existing WBD Notes subject to the Tender Offers will, in each case, be exchanged or tendered, as applicable, in full in the applicable Exchange Offer or Tender Offers. The ultimate aggregate principal amount of New PSKY Notes exchanged for Existing WBD Notes in the Exchange Offers, and the terms to which such indebtedness will be subject, and the amount of Existing WBD Notes tendered in the Tender Offers is subject to change based on the ultimate results of such Exchange Offers and Tender Offers, including as a result of market conditions or other factors outside of the Company’s control, and the Company can make no assurances that the Exchange Offers and Tender Offers will be consummated in accordance with such assumptions or at all.

Completed Skydance Transactions and NAI Transaction

On August 7, 2025, pursuant to a transaction agreement dated July 7, 2024, Paramount Global and Skydance Media, LLC (“Skydance”) became wholly owned subsidiaries of Paramount Skydance Corporation (the “Skydance Transactions”). Substantially concurrently with the closing of the Skydance Transactions, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC and Pinnacle Media Ventures III, LLC, each entities controlled by the Ellison Family (as defined below), and RB Tentpole Holdings LP (the “NAI Equity Investors”) acquired 100% of the equity interests of Harbor Lights Entertainment, Inc. (f/k/a National Amusements, Inc. (“NAI”)), from the NAI’s shareholders under a purchase and sale agreement and, through their indirect ownership of NAI, the NAI Equity Investors received an aggregate of 31.5 million shares of Class A common stock and 32.0 million shares of Class B common stock of Paramount Skydance Corporation (the “NAI Transaction”). Following the closing of the Skydance Transactions and the NAI Transaction, entities controlled by the Ellison Family indirectly hold approximately 77.5% of the Class A common stock of Paramount Skydance Corporation through their collective approximate 77.5% ownership interest in NAI, which was renamed Harbor Lights Entertainment Inc., and as a result the Ellison Family is the controlling stockholder and ultimate parent (“Ultimate Parent”) of Paramount. For the purpose of determining the controlling ownership of Paramount, the Ellison family is comprised of Lawrence J. Ellison and David Ellison (the “Ellison Family”). David Ellison is the son of Lawrence J. Ellison, and Lawrence J. Ellison and David Ellison are accordingly considered immediate family members

In connection with the Skydance Transactions, PIPE investors, including the NAI Equity Investors, made an investment of $6.0 billion into Paramount Skydance Corporation in exchange for 400 million shares of Class B common stock at $15.00 per share and the NAI Equity Investors received, in connection with their PIPE investment an aggregate of 200 million five-year warrants exercisable at $30.50 per share (subject to customary anti-dilution adjustments). Approximately $4.5 billion of the PIPE proceeds were used to satisfy electing stockholders’ cash consideration in connection with a cash-stock election offered to Paramount Global stockholders, with the remaining approximately $1.5 billion provided to Paramount Skydance Corporation. As further described in Note 1, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods to indicate a new basis of accounting established for Paramount Global’s net assets upon the closing of the Skydance Transactions and NAI Transaction. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and are presented to illustrate the effects of the completed Skydance Transactions and NAI Transaction and the Acquisition, collectively, “The Transactions”.

The unaudited pro forma Condensed Combined Balance Sheet as of March 31, 2026 combines the historical consolidated balance sheet of Paramount as of March 31, 2026 and the historical consolidated balance sheet of WBD as of March 31 2026, giving effect to the Acquisition as if it had occurred on March 31, 2026.

The unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 combines the historical Consolidated Statement of Operations of Paramount for the three months ended March 31, 2026 and the historical Consolidated Statement of Operations of WBD for the three months ended March 31, 2026, and gives effect to the Acquisition as if it had occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD, giving effect to the Transactions as if they had occurred on January 1, 2025.

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

The impact of the Acquisition, including the committed equity financing, on the outstanding shares and equity of Paramount is illustrated in Note 8.

The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following materials:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Paramount's historical unaudited consolidated financial statements and the notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 4, 2026, and the historical audited consolidated financial statements and the notes thereto for Paramount Global (Predecessor) for the period from January 1, 2025 to August 6, 2025 and Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 contained in Paramount’s Current Report on Form 8-K, filed on May 13, 2026;

•	Skydance’s historical unaudited condensed consolidated financial statements for the six-month period ended and as of June 30, 2025 contained in the Company’s Form 8-K/A filed October 23, 2025; and

•	WBD’s historical unaudited consolidated financial statements and the notes thereto contained in WBD’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 6, 2026, and the historical audited consolidated financial statements and the notes thereto contained in WBD’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT MARCH 31, 2026

(In millions)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted(2)	WBD Transaction Accounting Adjustments		Debt Financing Adjustments (5)		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,941	$3,264	$(93,920)	(3a)	$53,298	(5a)	$8,975
			46,906	(8d)	(2,458)	(5d)
					(56)	(5c)
Receivables, net	6,850	5,009	(527)	(4)	-		11,332
Programming and other inventory	1,000	322	-		-		1,322
Prepaid expenses and other current assets	1,764	3,146	-		-		4,910
Total current assets	11,555	11,741	(47,541)		50,784		26,539
Property and equipment, net	2,205	6,642	-		-		8,847
Programming and other inventory	15,472	19,312	(193)	(4)	-		34,591
Goodwill	1,622	25,874	29,791	(4a)	-		57,287
Intangible assets, net	5,954	26,803	18,707	(4)	-		51,464
Operating lease assets	1,084	2,749	-		-		3,833
Deferred income tax assets	1,241	617	-		-		1,858
Advance consideration for WBD acquisition	2,800	-	(2,800)	(4)	-		-
Other assets	2,555	4,099	-		-		6,654
Total Assets	$44,488	$97,837	$(2,036)		$50,784		$191,073
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$707	$1,110	$(46)	(4)	$-		$1,771
Accrued expenses	1,730	6,066	(2,433)	(4)	-		5,363
Participants’ share and royalties payable	2,613	3,483	-		-		6,096
Accrued programming and production costs	1,857	2,086	(824)	(4)	-		3,119
Deferred revenues	1,354	1,592	-		-		2,946
Debt	662	1,493	-		48,314	(5a)	50,469
Other current liabilities	1,580	285	812	(4)	-		2,677
Total current liabilities	10,503	16,115	(2,491)		48,314		72,441
Long-term debt	14,821	30,973	(19,538)	(4)	4,984	(5a)	28,749
					(2,459)	(5d)
					(32)	(5c)
Participants’ share and royalties payable	1,404	2,378	-		-		3,782
Pension and postretirement benefit obligations	1,178	226	-		-		1,404
Deferred income tax liabilities	90	5,873	5,859	(9a)	-		11,822
Operating lease liabilities	1,112	3,226	-		-		4,338
Programming obligations	386	1,424	-		-		1,810
Other liabilities	2,245	3,915	140	(4)	-		6,300
Paramount stockholders’ equity:
Class A Common Stock	-	27	(27)	(4f)	-		-
Class B Common Stock	1	-	4	(8d)			5
Additional paid-in-capital	13,316	55,865	(55,865)	(4f)	-		60,218
			46,902	(8d)
Treasury stock		(8,244)	8,244	(4f)	-		-
Retained earnings (accumulated deficit)	(1,585)	(14,428)	40,302	(4f)	1	(5d)	(1,942)
			(25,874)	(4a)	(24)	(5c)
			(334)	(8b)
Accumulated other comprehensive loss	(27)	(642)	642	(4f)	-		(27)
Total Paramount stockholders' equity	11,705	32,578	13,994		(23)		58,254
Noncontrolling interests	1,044	1,129	-		-		2,173
Total Equity	12,749	33,707	13,994		(23)		60,427
Total Liabilities and Equity	$44,488	$97,837	$(2,036)		$50,784		$191,073

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2026

(In millions, except per share amounts)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Debt Financing Adjustments (5)		Pro Forma
Revenues	$7,347	$8,893	$(111)	(4)	$-		$16,129
Costs and expenses:
Operating	4,855	4,893	(109)	(4)	-		9,639
Selling, general and administrative	1,411	2,052	(65)	(4)	-		3,398
Netflix Termination Fee	-	2,800	(2,800)	(3a) (4)	-		-
Depreciation and amortization	362	1,226	262	(4)	-		1,850
Restructuring, transaction-related items, and other corporate matters	103	391	-		-		494
Total costs and expenses	6,731	11,362	(2,712)		-		15,381
Operating income (loss)	616	(2,469)	2,601		-		748
Interest expense, net	(200)	(559)	282	(4)	(1,448)	(5e)	(1,925)
Loss on extinguishment of debt	-	(27)	-		-		(27)
Other items, net	(24)	(60)	-		-		(84)
Earnings (loss) before income taxes and equity in loss of investee companies	392	(3,115)	2,883		(1,448)		(1,288)
(Provision for) benefit from income taxes	(155)	215	(15)	(9c)	362	(9c)	407
Equity in loss of investee companies, net of tax	(62)	(6)	-		-		(68)
Net earnings (loss) (Paramount and noncontrolling interests)	175	(2,906)	2,868		(1,086)		(949)
Net earnings attributable to noncontrolling interests	(7)	(10)	-		-		(17)
Net earnings (loss) from attributable to Paramount	$168	$(2,916)	$2,868		$(1,086)		$(966)

Net earnings (loss) per common share attributable to Paramount:
Basic	$.15						$(.19)
Diluted	$.15						$(.19)

Weighted average number of common shares outstanding:
Basic	1,110		3,913	(10)			5,023
Diluted	1,118		3,905	(10)			5,023

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

(In millions, except per share amounts)

				Pro Forma Adjustments
	Paramount Skydance Corp. Adjusted(6)		WBD Adjusted(2)	WBD Transaction Accounting Adjustments		Debt Financing Adjustments(5)		Pro Forma
Revenues	$29,394		$37,296	$(557)	(4)	$-		$66,133
Costs and expenses:			-
Operating	20,347		21,853	(521)	(4)	-		41,679
Programming charges	41		-	-		-		41
Selling, general and administrative	6,136		8,284	(114)	(4)	-		14,306
Depreciation and amortization	1,469		5,684	212	(4)	-		7,365
Impairment charges	157		-	-		-		157
Restructuring, transaction-related items, and other corporate matters	1,453		698	367	(4)	24 10	(5c)(5d)	2,552
Total costs and expenses	29,603		36,519	(56)		34		66,100
Gain (loss) on dispositions	35		(39)	-		-		(4)
Operating income (loss)	(174)		738	(501)		(34)		29
Interest expense, net	(760)		(1,879)	957	(4)	(4,837)	(5e)	(6,519)

Gain (loss) from investments	(40)		6	-		-		(34)
Gain on extinguishment of debt	-		2,945	-		11	(5d)	2,956
Other items, net	(51)		(147)	-		-		(198)
Earnings (loss) before income taxes and equity in loss of investee companies	(1,025)		1,663	456		(4,860)		(3,766)
Benefit from (provision for) income taxes	319		(896)	(168)	(9c)	1,206	(9c)	461
Equity in loss of investee companies, net of tax	(275)		(18)	-		-		(293)
Net earnings (loss) (Parent and noncontrolling interests)	(981)		749	288		(3,654)		(3,598)
Net earnings attributable to noncontrolling interests	(490)		(24)	-		-		(514)
Net loss attributable to redeemable noncontrolling interests	-		2	-		-		2
Net earnings (loss) attributable to Parent	$(1,471)		$727	$288		$(3,654)		$(4,110)

Net loss per common share attributable to Parent (basic and diluted):
Class B common stockholders - Receiving Warrants								$4.86
Common stockholders - Other								$(1.41)
Common stockholders – All	$(1.34)							$(.82)
Weighted average number of common shares outstanding (basic and diluted):
Class B common stockholders - Receiving Warrants				472	(10)			472
Common stockholders - Other	1,099	(6j)		3,441	(10)			4,540
Common stockholders – All	1,099	(6j)		3,913	(10)			5,012

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(Tabular dollars in millions, except per share amounts)

1) BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles in the United States of America (“U.S GAAP”). Pro forma financial information illustrates the effects of a particular transaction (or transactions) and is based on historically determined amounts. The historical financial statements of Paramount, Skydance, and WBD have been adjusted in the accompanying unaudited pro forma condensed combined financial statements to reflect transaction accounting adjustments that depict the estimated accounting effects of the Transactions in accordance with U.S GAAP.

At the time Paramount Global and Skydance became subsidiaries of Paramount Skydance Corporation, the Ellison Family controlled both Paramount Global and Skydance (and was the “Ultimate Parent” of each), and as a result, the Skydance Transactions were accounted for as a transaction between entities under common control. As a transaction between entities under common control, the net assets were combined at the Ultimate Parent’s basis, which for Paramount Global was deemed to be the estimated fair value as of August 7, 2025, the date of the closing of the NAI Transaction, which was the point at which the Ellison Family obtained control of Paramount Global. As a result, the net assets of Paramount Global were recorded at their fair value as of this date. Since the net assets of Skydance were already at the Ultimate Parent’s basis, no adjustment to the fair value of net assets was necessary, and Skydance was combined with Paramount Global’s net assets at the Ultimate Parent’s basis as of this date. The pushdown of the Ultimate Parent’s basis resulted in a new basis of accounting for Paramount Global’s net assets, which made the results of operations not comparable between the periods before and after the Skydance Transactions and the NAI Transaction. Accordingly, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”. See Note 6.

The unaudited pro forma Condensed Combined Balance Sheet as of March 31, 2026 combines the historical consolidated balance sheet of Paramount as of March 31, 2026, and the historical consolidated balance sheet of WBD as of March 31 2026, giving effect to the Acquisition as if it had occurred on March 31, 2026. These pro forma financial statements reflect assumptions and adjustments set forth in the accompanying explanatory notes.

The unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 combines the historical Consolidated Statements of Operations of Paramount and WBD, as if the Acquisition occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD giving effect to the Transactions as if they had occurred on January 1, 2025. The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

In addition, the historical financial statements of WBD and the historical Skydance results for the period from January 1, 2025 through August 6, 2025 have been adjusted to align with the Company’s presentation in the unaudited pro forma Condensed Combined Financial Statements (See Notes 2 and 6).

The preparation of the unaudited pro forma condensed combined financial statements incorporates various assumptions and estimates, including those related to the preliminary purchase price allocation of WBD. The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

2) PRESENTATION OF HISTORICAL WARNER BROS. DISCOVERY

The historical financial information of WBD included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation, which are presented in the tables below.

Balance Sheet Reclassifications

	At March 31, 2026
	Historical WBD	Reclassification Adjustments	WBD Adjusted
Assets
Current Assets:
Cash and cash equivalents	$3,264	$-	$3,264
Receivables, net	5,009	-	5,009
Programming and other inventory	-	322	322
Prepaid expenses and other current assets	3,468	(322)	3,146
Total current assets	11,741	-	11,741
Film and television content rights and games	19,312	(19,312)	-
Property and equipment, net	6,642	-	6,642
Programming and other inventory	-	19,312	19,312
Goodwill	25,874	-	25,874
Intangible assets, net	26,803	-	26,803
Operating lease assets	-	2,749	2,749
Deferred income taxes	-	617	617
Other noncurrent assets	7,465	(7,465)	-
Other assets	-	4,099	4,099
Total Assets	$97,837	$-	$97,837
Liabilities and Equity
Current Liabilities:
Accounts payable	$1,110	$-	$1,110
Accrued liabilities	11,920	(11,920)	-
Accrued expenses	-	6,066	6,066
Participants' share and royalties payable	-	3,483	3,483
Accrued programming and production costs	-	2,086	2,086
Deferred revenues	1,592	-	1,592
Current portion of debt	1,493	(1,493)	-
Debt	-	1,493	1,493
Other current liabilities	-	285	285
Total current liabilities	16,115	-	16,115
Noncurrent portion of debt	30,973	(30,973)	-
Long-term debt	-	30,973	30,973
Participants’ share and royalties payable	-	2,378	2,378
Pension and postretirement benefit obligations	-	226	226
Deferred income taxes	5,873	(5,873)	-
Deferred income tax liabilities, net	-	5,873	5,873
Operating lease liabilities	-	3,226	3,226
Programming obligations	-	1,424	1,424
Other noncurrent liabilities	11,169	(11,169)	-
Other liabilities	-	3,915	3,915
Stockholders' equity:
Class A Common stock	27	-	27
Additional paid-in-capital	55,865	-	55,865
Treasury stock	(8,244)	-	(8,244)
Accumulated deficit	(14,428)	-	(14,428)
Accumulated other comprehensive loss	(642)	-	(642)
Total Parent stockholders’ equity	32,578	-	32,578
Noncontrolling interests	1,129	-	1,129
Total Equity	33,707	-	33,707
Total Liabilities and Equity	$97,837	$-	$97,837

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Reclassifications

	Three Months Ended March 31, 2026
	Historical WBD	Reclassification Adjustments	WBD Adjusted
Revenues	$8,893	$-	$8,893
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	4,643	(4,643)	-
Operating	-	4,893	4,893
Selling, general and administrative	2,475	(423)	2,052
Netflix Termination Fee	2,800	-	2,800
Depreciation and amortization	1,226	-	1,226
Restructuring and other charges	204	(204)	-
Restructuring, transaction-related items, and other corporate matters	-	391	391
Impairments and loss on dispositions	14	(14)	-
Total costs and expenses	11,362	-	11,362
Operating loss	(2,469)	-	(2,469)
Interest expense, net	(581)	22	(559)
Loss on extinguishment of debt	(27)	-	(27)
Loss from equity investees, net	(5)	5	-
Other (expense) income, net	(38)	38	-
Other items, net	-	(60)	(60)
Loss before income taxes	(3,120)	5	(3,115)
Benefit from income taxes	-	215	215
Income tax benefit (expense)	214	(214)	-
Equity in loss of investee companies, net of tax	-	(6)	(6)
Net loss	(2,906)	-	(2,906)
Net income attributable to noncontrolling interests	(10)	-	(10)
Net loss available to Warner Bros. Discovery, Inc.	$(2,916)	$-	$(2,916)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	Year Ended December 31, 2025
	Historical WBD	Reclassification Adjustments	WBD Adjusted
Revenues	$37,296	$-	$37,296
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	20,885	(20,885)	-
Operating	-	21,853	21,853
Selling, general and administrative	9,418	(1,134)	8,284
Depreciation and amortization	5,684	-	5,684
Restructuring and other charges	399	(399)	-
Restructuring, transaction-related items, and other corporate matters	-	698	698
Impairments and loss on dispositions	172	(172)	-
Total costs and expenses	36,558	(39)	36,519
Loss on dispositions		(39)	(39)
Operating income	738		738
Interest expense, net	(2,085)	206	(1,879)
Gain from investment	-	6	6
Gain on extinguishment of debt	2,945	-	2,945
Loss from equity investees, net	(24)	24	-
Other (expense) income, net	65	(65)	-
Other items, net	-	(147)	(147)
Income before income taxes	1,639	24	1,663
Provision for income taxes	-	(896)	(896)
Income tax benefit (expense)	(890)	890	-
Equity in loss of investee companies, net of tax	-	(18)	(18)
Net income	749	-	749
Net income attributable to noncontrolling interests	(24)	-	(24)
Net loss attributable to redeemable noncontrolling interests	2	-	2
Net income attributable to Warner Bros. Discovery, Inc.	$727	$-	$727

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

3) PRELIMINARY PURCHASE PRICE ALLOCATION

Estimated Total Aggregate Acquisition Consideration

Pursuant to the WBD Merger Agreement, on the Acquisition closing date, all of WBD’s outstanding common shares will be converted into the right to receive $31.00 per share, excluding any applicable Ticking Consideration as the Company assumes for the purposes of these pro forma financial statements that the transaction will close prior to September 30, 2026.

(a)	The preliminary purchase consideration is calculated as follows:

Preliminary Purchase Consideration Paid to WBD Shareholders (in millions except per share amounts)	Amount
Common stock outstanding (1)	2,511
Per share cash purchase price	$31
Cash paid to WBD’s shareholders	$77,837
Add: Cash paid related to pre-combination portion of replacement awards (2)	1,083
Add: Settlement of indebtedness (3)	15,000
Total cash consideration	93,920
Add: Netflix termination fee (4)	2,800
Add: Liabilities assumed related to pre-combination portion of replacement awards (2)	741
Less: Settlement of pre-existing relationships (5)	(184)
Total preliminary purchase consideration	$97,277

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(1)	The amount of estimated shares of WBD Common Stock is based on 2,507,136,702 shares of WBD Common Stock issued and outstanding as of April 23, 2026, per WBD’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 6, 2026, adjusted for 3,737,162 WBD PRSUs that were vested, but not distributed at that date.

(2)	Reflects $1.1 billion in estimated cash payments to holders of vested WBD stock options, RSUs, and PRSUs, and $741 million in estimated liabilities related to holders of unvested WBD stock options, RSUs, and PRSUs that will be converted into the contingent right to receive cash-based awards of Paramount, with $601 million recorded within “Other current liabilities” and $140 million within “Other liabilities” on the unaudited pro forma Condensed Combined Balance Sheet.

(3)	WBD’s existing $15.0 billion bridge facility will be replaced or refinanced, if not refinanced by WBD prior to closing, subject to the related cooperation requirements in the WBD Merger Agreement. The adjustment to remove the $15.0 billion bridge facility in the unaudited pro forma Condensed Combined Balance Sheet is reflected net of deferred issuance costs of $117 million.

(4)	The $2.8 billion termination fee paid to Netflix by Paramount, on behalf of WBD, in connection with the execution of the WBD Merger Agreement has been treated as purchase consideration. Accordingly, pro forma adjustments have been recorded to the unaudited pro forma Condensed Combined Balance Sheet to (i) eliminate Paramount’s prepaid asset related to the termination fee and (ii) remove WBD’s accrued liability associated with the obligation. In addition, an adjustment has been recorded to the unaudited pro forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 to eliminate the expense recognized by WBD in its historical financial statements related to the termination fee.

(5)	Settlement of pre-existing relationships consists of Paramount’s net payable to WBD of $184 million, comprised of receivables due from WBD of approximately $277 million and payables due to WBD and accrued programming liabilities related to WBD, of $36 million and $425 million, respectively.

(b)	The accounting for the Acquisition, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon a preliminary estimate of fair values, which leveraged publicly available benchmarking information as well as a variety of other assumptions Paramount believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within these unaudited pro forma condensed combined financial information.

The following table summarizes the preliminary purchase price allocation as of the date of the Acquisition, including the effects of intercompany eliminations which are reflected in Note 4:

Preliminary Purchase Price Allocation	Estimated Fair Value
Cash and cash equivalents	$3,264
Receivables, net	4,759
Programming and other inventory	19,441
Prepaid expenses and other current assets	3,146
Property and equipment, net	6,642
Goodwill (1)	55,665
Intangible assets, net	45,510
Operating lease assets	2,749
Deferred income taxes	617
Other assets	4,099
Total assets acquired	$145,892
Accounts payable	$1,100
Accrued expenses	3,266
Participants' share and royalties payable	5,861
Accrued programming and production costs	1,687
Deferred revenues	1,592
Debt	12,928
Deferred income taxes	11,765
Operating lease liabilities	3,226
Programming obligations	1,424
Pension and postretirement benefit obligation	226
Other liabilities	4,411
Total liabilities assumed	$47,486
Noncontrolling interests	1,129
Total preliminary purchase consideration	$97,277

(1)  Goodwill represents the difference between the total preliminary purchase consideration and the estimated fair value of WBD’s net assets based on the preliminary fair value estimates assumed herein.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

4) WARNER BROS. DISCOVERY PRO FORMA ADJUSTMENTS

Balance Sheet Pro Forma Adjustments

	At March 31, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions(7)		Total
Assets
Current Assets:
Cash and cash equivalents	$(47,014)	3a, 8d	$-		$(47,014)
Receivables, net	(277)	3a(5)	(250)		(527)
Total current assets	(47,291)		(250)		(47,541)
Programming and other inventory	-		(193)		(193)
Goodwill	29,495	4a	296		29,791
Intangible assets, net	18,707	4b	-		18,707
Advance consideration for WBD acquisition	(2,800)	3a(4)	-		(2,800)
Deferred income tax assets	-		-		-
Total Assets	$(1,889)		$(147)		$(2,036)
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$(36)	3a(5)	$(10)		$(46)
Accrued expenses	(2,433)	3a(4), 8a			(2,433)
Accrued programming and production costs	(425)	3a(5)	(399)		(824)
Other current liabilities	601	3a(2)	211		812
Total current liabilities	(2,293)		(198)		(2,491)
Long-term debt	(19,538)	4c	-		(19,538)
Deferred income tax liabilities	5,808	9a	51	9a	5,859
Other liabilities	140	3a(2)			140
Stockholders' equity:
Class A common stock	(27)	4f	-		(27)
Class B common stock	4	8d	-		4
Additional paid-in-capital	(8,963)	4f	-		(8,963)
Treasury stock	8,244	4f	-		8,244
Accumulated deficit	14,094	4f	-		14,094
Accumulated other comprehensive loss	642	4f	-		642
Total stockholders' equity	13,994		-		13,994
Total Equity	13,994		-		13,994
Total Liabilities and Equity	$(1,889)		$(147)		$(2,036)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Pro Forma Adjustments

	Three Months Ended March 31, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$-		$(111)		$(111)
Costs and expenses:
Operating	-		(109)		(109)
Selling, general and administrative	(48)	8c	(17)		(65)
Netflix Termination Fee	(2,800)	3a(4)	-		(2,800)
Depreciation and amortization	262	4d	-		262
Restructuring, transaction-related items, and other corporate matters	-		-		-
Total costs and expenses	(2,586)		(126)		(2,712)
Operating income	2,586		15		2,601
Interest expense, net	282	5e	-		282
Earnings (loss) before income taxes and equity in loss of investee companies	2,868		15		2,883
Provision for income taxes	(12)	9c	(3)	9c	(15)
Net earnings (loss)	2,856		12		2,868
Net earnings (loss) attributable to Parent	$2,856		$12		$2,868

	Year Ended December 31, 2025
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$-		$(557)		$(557)
Costs and expenses:
Operating	-		(521)		(521)
Selling, general and administrative	(43)	8c	(71)		(114)
Depreciation and amortization	212	4d	-		212
Restructuring, transaction-related items, and other corporate matters	367	8a	-		367
Total costs and expenses	536		(592)		(56)
Operating (loss)	(536)		35		(501)
Interest expense, net	969	5e	(12)		957
Earnings (loss) before income taxes and equity in loss of investee companies	433		23		456
Provision for income taxes	(162)	9c	(6)	9c	(168)
Net income (loss)	271		17		288
Net income (loss) attributable to Parent	$271		$17		$288

(4a)	Reflects the following adjustments related to the Acquisition and elimination of intercompany transactions:

	Pro forma adjustment
Reversal of historical WBD goodwill	$(25,874)	(2)
Preliminary purchase consideration	97,277	(3a)
Reverse WBD historical liability for Netflix Termination Fee	(2,800)	(3a(4))
Settlement of WBD bridge facility	(14,883)	(5b)
Effect of preliminary fair value adjustment to acquired intangible assets	(18,707)	(4b)
Effect of preliminary fair value adjustment to assumed debt	(4,655)	(4c)
Tax effects of Acquisition	5,841	(9a), (4e)
Reversal of historical WBD equity, net of historical goodwill reversal	(6,704)	(4f)
Transaction accounting adjustments	29,495
Elimination of intercompany transactions	296	(7)
Total pro forma adjustment	$29,791

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(4b)	The pro forma adjustment reflects the estimated incremental fair value of WBD’s intangible assets of $18.7 billion. Estimated amortization of the intangible assets is recognized on a straight-line basis over their respective estimated useful lives. The estimated amortization period, estimated fair values, and related pro forma adjustments for the incremental amortization expense is presented in the table below.

	Estimated straight-line amortization period	Fair Value	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Trade names	13-20 years	$18,470	$234	$930
Franchises	20 years	9,400	118	470
Character rights	20 years	720	9	36
Affiliate relationships	7 years	12,100	406	1,625
Technology	3 years	275	23	92
Subscriber relationships	3 years	4,100	342	1,367
Advertisers (relationship & backlog)	1.5 years	445	75	297
Total		45,510	1,207	4,817
Less: historical amortization			945	4,605
Pro forma adjustment			$262	$212

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The estimated fair value of acquired intangibles was determined as outlined below:

•	The estimated value of franchises was determined using the multi-period excess earnings method.

•	The estimated value of affiliate relationships was determined using the multi-period excess earnings method.

•	The estimated value of developed technology was determined using the cost approach.

•	The estimated value of character rights was determined using the multi-period excess earnings method.

•	The estimated value of trade names was determined using the relief from royalty method.

•	The estimated value of advertiser relationships was determined using the with-and-without method.

•	The estimated value of subscriber relationships was determined using the cost approach.

(4c)	Adjustment includes the fair market value step down of outstanding debt of $4.7 billion and the settlement of WBD’s existing $15.0 billion bridge facility net of $117 million in remaining deferred issuance costs related to the bridge facility, which is described further in Note 5.

For all other assets and liabilities and noncontrolling interests other than those adjusted in (4b) and (4c) and the related tax effects of the Acquisition discussed in Note 9, the book value was deemed to approximate fair value, and therefore no fair value adjustments were recorded.

(4d)	The pro forma adjustments to "Depreciation and amortization" on the unaudited pro forma Condensed Combined Statements of Operations of $262 million and $212 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively, reflect the net incremental amortization expense related to the intangible assets. A 10% change in the valuation of finite-lived intangible assets would result in a corresponding increase or decrease in expense of approximately $121 million and $482 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively, based on the estimated useful lives described above.

(4e)	The estimated tax impacts of the pro forma adjustments to adjust WBD’s net assets to preliminary estimates of fair value in the unaudited pro forma Condensed Combined Balance Sheet and the related adjustments in the unaudited pro forma Condensed Combined Statements of Operations are reflected using the estimated statutory tax rates of the combined company. See Note 9.

(4f)	The pro forma adjustments reflect the removal of WBD’s historical equity balances, net of the $25.9 billion reversal of historical WBD goodwill, including common stock, additional paid-in capital, retained earnings, and other components of equity. This reflects the adjustments to remeasure WBD’s net assets at fair value as of the acquisition date.

5) DEBT FINANCING RELATED ADJUSTMENTS

The unaudited pro forma condensed combined financial information reflects financing assumptions related to the Acquisition, including the issuance of debt, repayment and refinancing of existing indebtedness. Specifically, these unaudited pro forma condensed combined financial statements assume (i) the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans, (ii) the issuance of the $49.0 billion 364 Day senior secured bridge term loan facility used to fund the acquisition, (iii) the issuance of $12.8 billion of New PSKY Notes in exchange for $12.8 billion of Existing WBD Notes (assuming 100% participation in the Exchange Offers), (iv) that $2.4 billion of Existing WBD Notes are tendered for cash (assuming 100% participation in the Tender Offers) and (v) the settlement of WBD’s existing $15.0 billion bridge facility. The pro forma adjustments are based on financing commitments that are in place as of the date of this filing and do not reflect the impact of any future refinancings or changes in capital structure that may occur prior to or following the consummation of the Acquisition. While not reflected in the pro forma financial statements, future refinancings are expected to result in a lower interest rate.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Balance Sheet Adjustments:

	Debt Issuance (5a)	Repayment of WBD Bridge Financing (5b)	Exchange Offer (5c)	Tender Offer (5d)	Pro Forma Adjustment
Bridge Commitments	$48,314				$48,314
Short-term debt					48,314

New 3-year Term A-1 Loans	2,492				2,492
New 5-year Term A-2 Loans	2,492				2,492
New Second Lien Secured Exchange Notes			10,852		10,852
Existing WBD Long-term Debt		(14,883)	(10,884)	(2,459)	(28,226)
Long-term debt					(12,390)
Total debt					$35,924

(5a)	The adjustments reflect the impact of the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans and $49.0 billion 364-day senior secured bridge term loan facility used to fund the acquisition, net of debt issuance cost of $686 million. $53.3 billion of cash was reflected on the unaudited pro forma Condensed Combined Balance Sheet in connection with the issuance of debt.

(5b)	The adjustment reflects a transaction accounting adjustment related to the settlement of WBD’s existing $15.0 billion bridge facility net of $117 million in remaining deferred issuance costs related to the bridge loan. The bridge loan will be replaced or refinanced, if not refinanced by WBD prior to closing, subject to the related cooperation requirements in the WBD Merger Agreement. Refer to Note 3.

(5c)	The adjustments reflect the impact of the Exchange Offers, specifically the $32 million of payments to bondholders, in connection with the Exchange Offers, assuming that 100% of the Existing WBD Notes subject to the Exchange Offers will be exchanged in full in the applicable Exchange Offer. The Company expects to account for the Exchange Offers as debt modifications in accordance with ASC 470, Debt, because all key terms of the New PSKY Notes are expected to be consistent with the current terms. Accordingly, the payments to the holders are reflected as a reduction in the carrying value. The carrying value of the Existing WBD Notes and the fair value of the New PSKY Notes has been assumed to be equal to the estimated fair value of the Existing WBD Notes assumed in the Acquisition. Estimated third-party expenses of $24 million are included within “Restructuring, transaction-related items, and other corporate matters.” Further, the fair value of the New PSKY Notes are expected to be similar to the fair value of the debt assumed in the transaction.

(5d)	The adjustments reflect the impact of the Tender Offers, specifically the purchase of (i) the DCL Issuer’s $1.2 billion aggregate principal amount of 3.950% Senior Notes due 2028 with a carrying amount of $1.252 billion and (ii) the DGH Issuer’s $1.2 billion aggregate principal amount of 3.755% Senior Notes due 2027 with a carrying amount of $1.207 billion, assuming that 100% of the Existing WBD Notes subject to the Tender Offers will be tendered in the applicable Tender Offer. The estimated cash consideration for the Existing WBD Notes subject to the Tender Offers of $2.4 billion, was determined based on a fixed-spread pricing formula linked to the yield on the applicable Reference Treasury Security determined as of March 31, 2026. The estimated gain on extinguishment of debt of $11 million, is reflected in the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025. Estimated payments to bondholders and third-party expenses of $10 million are included within “Restructuring, transaction-related items, and other corporate matters.”

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Adjustments

(5e) The adjustments reflect the following increases (decreases) to Interest expense, net:

		Three Months Ended March 31, 2026	Year Ended December 31, 2025
Estimated interest expense on new financing (1)	Financing adjustments	$1,276	$4,132
Elimination of historical interest expense on WBD bridge facility (2)	Transaction accounting adjustments	(345)	(647)
Adjustment of historical interest expense on debt subject to fair market value step down	Transaction accounting adjustments	89	(161)
Elimination of historical interest expense on WBD loans settled through the Tender Offers (3)	Transaction accounting adjustments	(26)	(161)
Amortization of deferred debt issuance costs (4)	Financing adjustments	172	705
		1,166	3,868
Total financing adjustments		$1,448	$4,837
Total transaction accounting adjustments		$(282)	$(969)

(1)	Represents the additional interest expense in connection with the Term A-1 Loans and Term A-2 Loans and in connection with the 364-day senior secured bridge term loan facility, net of $172 million and $705 million of amortization of deferred financing charges during the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

The interest rates on the Term A-1 Loans and Term A-2 Loans and 364-day senior secured bridge term loan facility are calculated using the SOFR adjusted for a margin and are initially estimated to be approximately 5.94% and 6.98% respectively.

A sensitivity analysis on interest expense with respect to the variable rate Term A-1 Loans and Term A-2 Loans and 364-day senior secured bridge term loan facility for the three months ended March 31, 2026 and the year ended December 31, 2025, has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate. A change in the interest rate of 0.125% would result in a change in estimated interest expense of $17 million and $68 million for the three months ended March 31, 2026 and year ended December 31, 2025 respectively. A change in interest rate of 1% would result in a change in estimated interest expense of $132 million and $541 million for the three months ended March 31, 2026 and year ended December 31, 2025, respectively.

(2)	Represents the elimination of historical interest expense as a result of the settlement of WBD’s existing $15.0 billion bridge facility.

(3)	Represents elimination of historical interest expense related to historical WBD debt repurchased as a result of the Tender Offers, assuming that 100% the Existing WBD Notes subject to the Tender Offers will be tendered in the applicable Tender Offer. Assumes the New PSKY Notes exchanged for Existing WBD Notes in the Exchange Offers bear the same rates of interest as the Existing WBD Notes for which they are exchanged. Subject to the terms of the Exchange Offers, certain series of Existing WBD Notes may be offered New PSKY Notes with interest rates that are higher than the interest rates that currently apply to such Existing WBD Notes. For purposes of these pro forma financial statements, the Company has assumed 100% participation in the Exchange Offers and Tender Offers; however, any Existing WBD Notes not exchanged or tendered will continue to bear interest at the rates currently applicable to the Existing WBD Notes.

(4)	Represents amortization of issuance costs associated with the new debt issued by Paramount.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

6) PRESENTATION OF ADJUSTED PARAMOUNT

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis described in Note 1, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

The historical financial information of Skydance included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation.

	Year ended December 31, 2025
	Historical
	Predecessor	Successor
	Paramount Global (1)	Paramount Skydance Corp. (2)	Adjusted Skydance Media, LLC (3)	Skydance Transaction Accounting Adjustments (1)		Adjustments to Paramount Global Historical Basis (1)		Paramount Skydance Corp. Adjusted
Revenue	$16,622	$12,269	$554	$(51)	6a	$-		$29,394
Costs and expenses:						-
Operating	11,287	8,408	724	(72)	6b	-	6i	20,347
Programming charges	-	41	-	-		-		41
Selling, general and administrative	3,526	2,594	16	-		-		6,136
Depreciation and amortization	204	590	1	-		674	6e	1,469
Impairment charges	157	-	-	-		-		157
Restructuring, transaction-related items, and other corporate matters	454	731	268	-		-		1,453
Total costs and expenses	15,628	12,364	1,009	(72)		674		29,603
Gain on dispositions	35	-	-	-		-		35
Operating income (loss)	1,029	(95)	(455)	21		(674)		(174)
Interest expense, net	(433)	(302)	(8)	14	6c	(31)	6f	(760)
Loss from investments	-	(40)	-	-		-		(40)
Other items, net	(92)	(39)	-	-		80	6g	(51)
Earnings (loss) before income taxes and equity in loss of investee companies	504	(476)	(463)	35		(625)		(1,025)
Benefit from income taxes	79	40	-	47	6d	153	6h	319
Equity in loss of investee companies, net of tax	(171)	(104)	-	-		-		(275)
Net earnings (loss)	412	(540)	(463)	82		(472)		(981)
Net earnings attributable to noncontrolling interests	(447)	(46)	3	-		-		(490)
Net loss attributable to Parent	$(35)	$(586)	$(460)	$82		$(472)		$(1,471)

(1)	Represents the historical results of Paramount Global and pro forma adjustments for the period from January 1, 2025 to August 6, 2025.

(2)	Represents the historical results for the period from August 7, 2025 through December 31, 2025.

(3)	Represents the historical results of Skydance for the period from January 1, 2025 to August 6, 2025, derived from the historical books and records of Skydance.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(6a)	The pro forma adjustment to “Revenues” reflects a reduction of $51 million primarily for Skydance’s co-participant share of revenues for feature film and television productions with Paramount that would have been eliminated upon consolidation if the Skydance Transactions had occurred on January 1, 2025.

(6b)	“Operating” expenses has been adjusted for the impact of intercompany transactions between Paramount and Skydance, including elimination of Paramount’s participation expenses related to Skydance’s proportionate share of revenue for co-production titles, recorded on a gross basis by Paramount and adjustments to the historical amortization of production costs that would have been recorded for co-production titles had Paramount and Skydance been a combined entity during the Predecessor period.

(6c)	The transaction accounting adjustment to “Interest expense, net” reflects the impact of the repayment of outstanding borrowings under Skydance’s revolving credit facility in connection with the closing of the Skydance Transactions. Interest expense would have decreased by $14 million if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6d)	The transaction accounting adjustment to “Benefit from income taxes” reflects an increase to the tax benefit of $47 million for the inclusion of Skydance in Paramount’s consolidated income tax calculation for the Predecessor period.

(6e)	The pro forma adjustment to “Depreciation and amortization” reflects the impact from the changes to Paramount Global’s historical basis applied as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025. The adjustment of $674 million principally reflects net incremental amortization expense related to identified finite-lived intangible assets.

(6f)	The pro forma adjustment of $31 million to “Interest expense, net” reflects the amortization of the fair value adjustment to debt, partially offset by the removal of the amortization of debt issuance costs as the unamortized debt issuance costs relating to Paramount Global’s debt were reversed in connection with recording the debt at fair value.

(6g)	The pro forma adjustment of $80 million to “Other items, net” reflects the reversal of the amortization of net actuarial losses for Paramount Global’s pension and other postretirement benefit plans. Paramount Global’s historical equity accounts were reversed in connection with the pushdown of the Ultimate Parent’s basis.

(6h)	The pro forma adjustment of $153 million to “Benefit from income taxes” for the year ended December 31, 2025 reflects the tax impacts of the pro forma adjustments to Paramount Global’s basis as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6i)	The unaudited pro forma Condensed Combined Statements of Operations do not include any pro forma adjustments to “Operating expenses” as a result of recording Paramount Global’s programming assets at their estimated fair values. It is not practicable to estimate the impact of the fair value adjustments on historical content amortization expense because Paramount’s content portfolio at any point in time is comprised of numerous assets with a different mix of useful lives and amortization patterns that limit the comparability of the content portfolio as of the closing of the Skydance Transactions to the content portfolio in prior historical periods.

(6j)	The Paramount Adjusted basic and diluted weighted average number of common shares outstanding of 1,099 million for the year ended December 31, 2025 is calculated based on a weighted average of the number of days in each of the Predecessor and Successor periods, as further detailed in the table below. Since the unaudited pro forma condensed combined Statement of Operations gives effect to the Skydance Transactions as if they occurred on January 1, 2025, the weighted average number of common shares outstanding for the Predecessor period has been adjusted to reflect the actual common shares outstanding of 1,096 million as of August 7, 2025 following the closing of the Skydance Transactions.

	Weighted Average Shares Outstanding	Days in Period
Predecessor Period January 1, 2025-August 6, 2025	1,096	218
Successor Period August 7, 2025 – December 31, 2025	1,102	147
Paramount, Adjusted January 1, 2025 – December 31, 2025	1,099	365

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

7) PARAMOUNT-WBD INTERCOMPANY TRANSACTIONS

Transactions between Paramount and WBD primarily include content licensing, co-production, and advertising arrangements. The unaudited Pro Forma Condensed Combined Statements of Operations include estimated adjustments to eliminate transactions between Paramount and WBD for content licensing, co-production, and advertising arrangements, consisting of revenues and expenses recognized as part of the intercompany transactions and adjustments to the amortization expense for the profit in capitalized content licenses. The unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments to eliminate “Accounts Receivable” and “Accounts Payable” between Paramount and WBD for content licensing and advertising arrangements, the elimination of intercompany profit on content licensing arrangements recorded within “Programming and other inventory”, and the elimination of “Accrued programming and production costs” related to programming obligations between Paramount and WBD. “Goodwill” was also adjusted to eliminate intercompany profit on content licensing arrangements to reflect the impact of the elimination on retained earnings that is adjusted against goodwill as part of purchase accounting. Prior to recording the elimination adjustments described above, an adjustment was recorded to reinstate $211 million of “Accounts Receivable” offset by a corresponding liability within “Other current liabilities” that relates to WBD receivables from Paramount that would be repurchased as a result of the Acquisition under the terms of WBD’s securitization program.

8) OTHER TRANSACTION ACCOUNTING ADJUSTMENTS

Transaction-Related Items

The unaudited pro forma condensed combined financial statements include adjustments for transaction-related costs expected to be incurred by Paramount from April 1, 2026 through the closing date of the Acquisition. These costs and the corresponding adjustments to “Accrued expenses” on the unaudited pro forma Condensed Combined Balance Sheet and “Restructuring, transaction-related items, and other corporate matters” on the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 are described in the table below.

	Accrued Expenses	Restructuring, Transaction-Related Items, and Other Corporate Matters
Transaction-related costs	$367	$367	8a
Total adjustment	$367	$367

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(8a)	Reflects estimated transaction-related costs of $367 million anticipated to be incurred by Paramount between April 2026 to actual transaction close, consisting mainly of banking, legal, advisory and other professional fees in connection with the Acquisition. The estimated transaction-related costs are not anticipated to affect the unaudited pro forma Condensed Combined Statements of Operations beyond twelve months after the closing date of the Acquisition

(8b)	The reduction of $334 million to ”Retained earnings (accumulated deficit)” on the unaudited pro forma Condensed Combined Balance Sheet reflects the impact from the transaction-related costs adjustment to “Accrued Expenses” presented in the table above, which total $367 million, net of the related tax benefit, where applicable, of $33 million (see Note 9).

Issuance of Shares, Financing Arrangements, and Related Activity

In connection with the Acquisition, Paramount will undertake a series of equity issuances and related financing arrangements to facilitate the consummation of the Acquisition. These activities include the cancellation of all issued and outstanding WBD Common Stock at the Effective Time and their conversion into the right to receive the applicable cash merger consideration. No shares of Paramount common stock will be issued to former WBD shareholders.

Concurrently with the execution of the WBD Merger Agreement, Paramount entered into the Subscription Agreements pursuant to which the Equity Investors committed to purchase shares of Paramount Class B Common Stock in a PIPE financing. Pursuant to the Equity Syndication the Equity Investors have assigned their subscription rights to a group of institutional investors (each an Equity Syndication Party), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations cover the full amount committed by the Equity Investors. At closing, the Company will issue to each Equity Syndication Party a number of newly issued shares of nonvoting Paramount Class B Common Stock (or securities convertible into shares) equal to its allocated amount divided by the Syndication Purchase Price for aggregate gross proceeds sufficient, together with other sources of financing, to fund the Merger Consideration and transaction-related payments.

Each holder of Paramount Class B Common Stock (excluding any Equity Investor or affiliate thereof) as of a record date to be determined, will receive, without payment of any consideration, one 10-year Warrant for each share held, exercisable at any initial exercise price per share equal to the Syndication Purchase Price and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, Paramount may call the Warrants if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period. As a result of the issuance of the Warrants, existing Paramount RSUs will be “made-whole” for the dilutive impact of the issuance of the Warrants pursuant to a pre-existing anti-dilution provision in the Paramount equity plan. The pro forma financial statements do not include an adjustment for the “make-whole” provision, as its terms are not yet known.

In addition, at the effective time of the Acquisition, outstanding equity-based awards of WBD will be treated in accordance with the WBD Merger Agreement. Vested equity awards will be cancelled and settled in cash based on the applicable Merger Consideration, while unvested equity awards will be converted into a contingent right to receive cash-based awards of Paramount, as applicable, generally subject to the same vesting terms and conditions as that were in effect immediately prior to the Effective Time, provided the WBD Notional Units outstanding as part of the WBD Non-Employee Directors Deferral Plan and WBD Supplemental Retirement Plan (collectively the “Replaced WBD Equity”) will receive Paramount Class B Common Stock based on the ratio of (i) Merger Consideration divided by (ii) 15 day VWAP of Paramount Class B Common Stock, where the 15 days period will end 3 trading days prior to Closing Date.

The pro forma financial information reflects the cancellation of WBD Common Stock upon consummation of the Acquisition; the issuance of Paramount Class B Common Stock pursuant to the PIPE financing; and the settlement, conversion, or replacement of WBD equity awards at the Effective Time. No pro forma adjustment has been reflected for the issuance of equity-based awards that are subject to future service requirements, except to the extent such awards are reflected as compensation cost in accordance with applicable accounting guidance.

No pro forma adjustment has been recorded for warrants to existing shareholders, as the Company’s accumulated deficit position results in no net impact to additional paid-in capital. Accordingly, the effect of these warrants is not reflected in the unaudited pro forma condensed combined financial information.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	Three Months Ended March 31, 2026
	Selling, General and Administrative
Stock-based compensation expense	(48)	8c
Total adjustment	$(48)

	Year Ended December 31, 2025
	Selling, General and Administrative
Stock-based compensation expense	(43)	8c
Total adjustment	$(43)

(8c)	Reflects the new compensation arrangements executed with employees who held unvested options that were in the money, unvested RSUs, and unvested performance restricted stock units in connection with the Acquisition, resulting in a $48 million and $43 million decrease in compensation expense for the three months ended March 31, 2026, and year ended December 31, 2025, respectively.

(8d)	In connection with the Acquisition, the pro forma adjustment reflects a net increase in cash of $46.9 billion, representing $46.95 billion of proceeds from the PIPE financing, partially offset by $47 million of issuance costs. The transaction results in the issuance of 3.9 billion shares of Paramount Class B Common Stock at $.001 par value, with the excess proceeds recorded as additional paid-in capital assuming a Syndication Purchase Price of $12.00 per share.

9) INCOME TAX

The tables below reflect the impacts on the unaudited pro forma condensed combined financial statements from the inclusion of WBD in Paramount’s calculation of income taxes and the tax impacts of the pro forma adjustments described in Note 4. An estimated tax rate of 25% was applied in determining the figures presented below.

Balance Sheet Adjustments

	At March 31, 2026
	Transaction Accounting Adjustments		Debt Financing Adjustments
Deferred income tax assets	n/a		n/a
Deferred income tax liabilities	$5,859	9a	$-
Goodwill	$5,892	9b	$-

Statements of Operations Adjustments

	Three Months Ended March 31, 2026				Year Ended December 31, 2025
	Transaction Accounting Adjustments		Debt Financing Adjustments		Transaction Accounting Adjustments		Debt Financing Adjustments
(Provision for) benefit from income taxes	$(15)	9c	$362	9c	$(168)	9c	$1,206	9c

(9a)	The adjustment to “Deferred income tax liabilities” as of March 31, 2026 includes an increase of $5,841 million for the deferred income tax impact of the pro forma adjustments described in Note 4 to reflect WBD’s assets and liabilities at fair value, an increase of $51 million for the deferred tax impact of the elimination of transactions between Paramount and WBD as described in Note 7, and a decrease of $33 million for the deferred tax impact of the transaction- related costs adjustment as described in Note 8.

(9b)	The adjustment to “Goodwill” reflects the offsetting impact to the adjustments to “Deferred income tax liabilities” to establish the deferred income taxes.

(9c)	The adjustments to “(Provision for) Benefit from income taxes” for the three months ended March 31, 2026 and year ended December 31, 2025 reflect tax benefits of $347 million and $1,038 million, respectively, related to tax effects of the transaction accounting adjustments and debt financing adjustments with the exception of the Netflix Termination Fee as described in Note 3.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The pro forma adjustments to “Deferred income tax assets” and “Deferred income tax liabilities” are based on the estimated deferred tax rates of the combined company. The actual deferred tax liabilities may differ materially based on changes resulting from finalizing the deferred tax rates for the combined company and finalizing the fair value adjustments for WBD’s net assets that are not reasonably estimable for the purposes of the unaudited pro forma condensed combined financial statements.

All other income tax estimates and the related tax rates may also differ materially in periods subsequent to the consummation of the Acquisition.

10) EARNINGS (LOSS) PER SHARE

The pro forma basic and diluted weighted average number of common shares presented in the unaudited pro forma Condensed Combined Statements of Operations are based on the weighted average number of common shares issued and outstanding as if the Transactions occurred on January 1, 2025. Since the Warrants described in Note 8 will only be issued to holders of Paramount Class B Common Stock other than the Equity Investors and their affiliates, the estimated value of the Warrants is considered a deemed dividend which results in the application of the two-class method of EPS for the year ended December 31, 2025. Under the application of the two-class method, earnings per share is calculated separately for the holders of Paramount Class B Common Stock who received the deemed dividend and the common stockholders (comprised of the Equity Investors and their affiliates) who did not receive the deemed dividend. The calculation of the weighted average number of common shares outstanding contemplates an adjustment for the issuance of shares of Paramount Class B Common Stock pursuant to the PIPE financing and shares issued to holders of Replaced WBD Equity. All stock options, RSU Awards, and warrants were excluded from the calculation of historical and pro forma diluted net loss per common share ("EPS") for the year ended December 31, 2025 because their inclusion would have been antidilutive since a net loss was reported in the period. The dilutive impact of Paramount RSU Awards totaling 8 million were excluded from the calculation of pro forma diluted EPS for the three months ended March 31, 2026 because their inclusion would have been antidilutive since there is a pro forma net loss for the period. Also excluded from the calculation of diluted EPS in each period are the warrants issued in the Skydance Transactions and the Warrants described in Note 8 because their inclusion also would have been anti-dilutive in the period.

The table below presents the calculation of pro forma EPS including, for the year ended December 31, 2025, amounts attributable to stockholders who received the deemed dividend and stockholders who did not receive it. There was no deemed dividend for the three months ended March 31, 2026, and therefore this presentation is not applicable.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(In millions)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Basic and diluted - Numerator:
Pro forma net loss	$(966)	$(4,110)
Deemed dividend to Class B common stockholders - Receiving Warrants	$-	$(2,962)
Undistributed Net Loss	$-	$(7,072)
Net earnings attributable to Class B common stockholders - Receiving Warrants	$-	$2,296
Net loss attributable to common stockholders – Other	$-	$(6,406)
Net loss attributable to common stockholders – All	$(966)	$(4,110)
Basic and diluted - Denominator:
Weighted average common shares outstanding for Class B common stockholders - Receiving Warrants		472
Weighted average common shares outstanding for common stockholders – Other		4,540
Weighted average common shares outstanding for common stockholders – All	5,023	5,012

Pro forma EPS:
Basic and diluted EPS - Class B common stockholders - Receiving Warrants		$4.86
Basic and diluted EPS - common stockholders – Other		$(1.41)
Basic and diluted EPS – common stockholders – All	$(.19)	$(.82)

The shares of Paramount Class B Common Stock to be issued in connection with the Equity Syndication are determined based on a Syndication Purchase Price equal to the 20-trading-day volume-weighted average price (“VWAP”) of Paramount Class B Common Stock, calculated as of the third business day prior to the closing of the Acquisition (the “Pricing Date”), subject to a price collar with a floor of $12.00 per share and a cap of $16.02 per share.

For purposes of the unaudited pro forma condensed combined financial information, the issuance of 3,913 million shares of Paramount Class B Common Stock included in weighted average common shares outstanding for the three months ended March 31, 2026 and year ended December 31, 2025 has been calculated using an assumed Syndication Purchase Price of $12.00 per share, which is the floor of the collar range. Accordingly, the aggregate number of shares to be issued is equal to the aggregate commitment amount of $47 billion divided by the assumed Syndication Purchase Price.

The actual number of shares issued upon consummation of the Acquisition will vary depending on the actual 20-day VWAP. If the VWAP is below the $12.00 floor, approximately 3,913 million shares will be issued based on a price of $12.00 per share; if the VWAP is above the $16.02 cap, approximately 2,931 million shares will be issued based on a price of $16.02 per share; and if the VWAP falls within the collar range, the Syndication Purchase Price will equal the VWAP. As a result, the total number of shares issued is inversely related to the Syndication Purchase Price within the collar and may differ materially from the pro forma amounts presented herein.

The unaudited pro forma condensed combined financial information does not reflect any adjustment for potential variability in the number of shares issued resulting from changes in the VWAP, as such amounts are not determinable as of the date of these financial statements.

Similarly, the exercise price of the Warrants will be set based on the 20-day VWAP of Paramount Class B Common Stock calculated on the third business day prior to the closing of the Acquisition. For purposes of determining the value of the deemed dividend in the calculation of basic and diluted EPS, it has been assumed that the exercise price of the Warrants is $12.00, which is the floor of the collar range.